Exhibit 4.1

                            ARTICLES OF AMENDMENT TO
            THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                OF WORLDCOM, INC.

            Pursuant to the provisions of Section 14-2-602 of the Georgia Business Corporation Code, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

                                       1.

            The name of the corporation is WorldCom, Inc. (the "Corporation").

                                       2.

            Effective as of the date hereof, Article Seven of the Corporation's Second Amended and Restated Articles of Incorporation, as amended, is amended by inserting the following new Articles Seven D, E, F and G to read in their entirety as follows:

                                    "SEVEN D

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit G."

                                    "SEVEN E

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit H."

                                    "SEVEN F
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            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit I."

                                    "SEVEN G

            A Series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit J."

                                       3.

            All other provisions of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                       4.

            The foregoing amendment was approved and adopted on June 7, 2001 by the Board of Directors of the Corporation in accordance with the provisions of
Section 14-2-1002 of the Georgia Business Corporation Code. Shareholder action was not required.

                                        WORLDCOM, INC.


                                        By:_____________________________________
                                           Bernard J. Ebbers
                                           President